UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2021

MAPTELLIGENT, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-218746	88-0203182
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2831 St. Rose Parkway, Suite # 297 Henderson, NV 89052 (Address of principal executive offices) (zip code)

415-990-8141 (Registrant’s telephone number, including area code)

Copies to: Joseph Cosio-Barron 2831 St. Rose Parkway, Suite # 297 Henderson, NV 89052 415-990-8141 Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2021, Mr. Albert Koenigsberg delivered notice of his resignation as a Director, Chief Executive Officer and President of Maptelligent, Inc. (the “Company”). The resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Board of Directors has appointed Mr. Joseph Cosio-Barron as the Company’s Chief Executive Officer and President following Mr. Koenigsberg’s resignation.

Joseph A. Cosio-Barron, age 71, is an accomplished professional with many years’ experience in management and regulatory compliance to ensure the viability of publicly held corporations listed on the stock exchanges. Mr. Cosio-Barron currently serves as a Director, Chief Compliance Officer, and Director of Human Resources for the Company, having joined in 2020. From 2016 to 2019, Mr. Cosio-Barron served as President of Las Vegas Xpress, Inc., which provided passenger rail excursions in the United States. From 2007 to 2016, Mr. Cosio-Barron served as Executive Vice President of Las Vegas Railway Express, Inc., which also provided passenger rail excursions in the United States. From 2004 to 2007, Mr. Cosio-Barron served as President of Shearson Home Loans, a $1.3 billion national mortgage bank with 237 offices in 33 states and 1,450 employees. From 2002 to 2004, Mr. Cosio-Barron co-founded Liberty Capital, a $100 million asset management company based in Las Vegas, Nevada. From 1996 to 2002, Mr. Cosio-Barron served as the Managing Partner and President of CBS Consultants, Inc., a California Corporation which was a financial firm offering highly specialized services in development and lending for hotels, resorts, and casinos to include regulatory legal compliance. From 1991 to 1996, Mr. Cosio-Barron served as the Executive Vice President of Finet Holdings Corporation, a Delaware Corporation. As Executive Vice President, he was entirely responsible for the coordination of all regulatory legal compliance and the management of the sales of the staff for all the branch offices. From 1980 to 1990, Mr. Cosio-Barron served as President of Terra West Construction, a company, which he founded which in addition to building single-family subdivisions, strip, centers, duplex and four-plex units also developed syndications and formed limited partnerships for large-scale developments throughout California. From 1973 to 1980, Mr. Cosio-Barron served as Senior Vice-President of Multi-Financial Corporation, a California Corporation which was a real estate investment firm that both owned and managed commercial, retail, and residential income properties in Northern California.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
17.1*	Letter of resignation of Albert Koenigsberg

_______

* Filed herewith

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Maptelligent Inc.

Date: March 8, 2021	By:	/s/ Joseph Cosio-Barron
	Name:	Joseph Cosio-Barron
	Title:	Chief Executive Officer

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